Exhibit 10.23

2014 ADDENDUM TO EMPLOYMENT AGREEMENT

This 2014 Addendum to the Employment Agreement (“Agreement”) entered into by and between Travelzoo Local Inc. (the "Company") and Michael Stitt ("Employee") on May 1, 2011 revises, amends and modifies the Agreement as follows:

1.	Paragraph 3 Compensation and Fringe Benefits, (b) Accelerator Bonus Opportunity, is hereby deleted to reflect the discontinuation of the Accelerator Bonus Opportunity since July 16, 2012.

2.

3.
Effective October 1, 2014, Employee will be eligible to participate in a quarterly Performance Bonus plan (“Performance Bonus”), under which Employee may receive, in addition to his Salary, a bonus in an amount between zero and $58,000 (Fifty Eight Thousand Dollars). Employee must be employed by the Company through the last day of the quarter in order to receive any Performance Bonus attributable to such quarter.

The following schedule applies for calculating a bonus.

Quarterly combined North America Travel Publications and Local Deals revenue target exceeded, per the official operating budgets (not including Fly.com or SuperSearch)	Bonus is paid on a progression model, in increments of 0.01% improvement. 95% Achievement = 60% Payout = $12,000 100% Achievement = 100% Payout = $20,000 105% Achievement = 120% Payout = $24,000
Quarterly combined North America Travel Publications and Local Deals income target exceeded, per the official operating budgets (not including Fly.com or SuperSearch)	Bonus is paid on a progression model, in increments of 0.01% improvement. 90% Achievement = 60% Payout = $12,000 100% Achievement = 100% Payout = $20,000 110% Achievement = 120% Payout = $24,000
Three quarterly non-revenue and non-income targets, agreed with the CEO at the beginning of the quarter. These may be product, content, audience or leadership related targets	Goal 1 = up to $3,333 Goal 2 = up to $3,333 Goal 3= up to $3,333 Total non-revenue and non-income bonus opportunity: up to $10,000
The Company’s Chief Executive Officer will determine if the criteria are met.
The Company shall notify Employee of any changes to the Performance Bonus in writing. The Performance Bonus outlined above supersedes all other written bonus plans.
Any bonus payments, if applicable, shall be made no more than 60 days of the end of the calendar quarter, and will be subject to the usual and applicable withholding and payroll taxes.

Except as expressly set forth herein, all other terms of the Agreement remain in full force and effect.
COMPANY:
TRAVELZOO LOCAL INC.
By:
Title:
Date:

EMPLOYEE:

MICHAEL STITT
Date: